UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006
SONOCO PRODUCTS COMPANY
Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
      Item 2.05     Costs Associated with Exit or Disposal Activities.
On Tuesday, October 10, 2006, Sonoco’s executive management approved a plan calling for the closure of approximately 12 plant locations and the reduction of approximately 540 positions worldwide. The majority of the restructuring program will focus on Europe, where the Company has been operating in a difficult economic environment for the past several years. These measures are being initiated in order to reduce costs and are expected to be completed by the end of 2007.

The total pre-tax cost of the restructuring program is estimated to be approximately $35 million, most of which is related to severance and other termination costs. Accordingly, the vast majority of the total restructuring cost will result in the expenditure of cash starting in the fourth quarter of 2006 and continuing into 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 11, 2006	By:	/s/ C.J. Hupfer

C.J. Hupfer Senior Vice President and Chief Financial Officer

3